EXHIBIT 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Media & Investor Relations	Media Relations
John Vincenzo	Kevin Flanagan
508.323.1260	508.323.1101
john_vincenzo@3com.com	kevin_flanagan@3com.com
3COM REPORTS THIRD QUARTER FISCAL YEAR 2008 RESULTS
MARLBOROUGH, MASS. — March 24, 2008 — 3Com Corporation (NASDAQ: COMS) today reported financial results for its fiscal 2008 third quarter, which ended February 29, 2008. Revenue in the quarter was $336.4 million compared to revenue of $323.4 million in the corresponding period in fiscal 2007, a 4 percent increase.
Net loss in the quarter was $7.8 million, or $0.02 per share, compared with a net loss of $4.8 million, or $0.01 per share, in the third quarter of fiscal year 2007. The net loss increase resulted primarily from a $6.1 million non-cash deferred tax liability provision, which is expected to be reversed in coming quarters. On a non-GAAP basis, net income was $34.2 million, or $0.08 per diluted share, compared with net income of $11.0 million, or $0.03 per diluted share for the third quarter of fiscal year 2007.
In the third quarter, 3Com generated $44.1 million in cash from operations.
“On an operational basis we had a very strong quarter,” said Edgar Masri, 3Com President and CEO. “In the third quarter, our revenues were at the highest level since we began consolidating H3C revenue; our gross margins reached a record high of 53 percent; we generated a non-GAAP net income margin of 10 percent; and we were cash-flow positive for the second consecutive quarter. We still have more work to do, but I am very pleased with the continued progress we are making in building a growing and profitable business.”
For additional financial information, please refer to the Investor Relations section of the 3Com Web site.
Safe Harbor
This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives and our belief about a reversal in a deferred tax liability provision. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably and receive approval for lower tax rates under PRC law and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended November 30, 2007.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
The non-GAAP measures used by the Company exclude restructuring, amortization, in-process research and development, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as a potential change in our tax status in the PRC, the inventory-related adjustment portion of the purchase accounting effects of the Company’s acquisition of 49% of H3C, the gains on sales of assets, the gain on an insurance settlement and expenses related to our pending acquisition by affiliates of Bain Capital. The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth later in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation (NASDAQ: COMS) is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. 3Com also includes H3C Technologies Co., Limited (H3C), a China-based provider of network infrastructure products. H3C brings high-performance, cost-effective product development and a strong footprint in one of the world’s most dynamic markets. Through its TippingPoint division, 3Com is a leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
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Copyright © 2008 3Com Corporation. 3Com, the 3Com logo and TippingPoint are registered trademarks and H3C is a trademark of 3Com Corporation or its wholly owned subsidiaries. All other company and product names may be trademarks of their respective holders.

3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended
	February 29,	March 2,
	2008	2007
Sales	$336,390	$323,441
Cost of sales	156,716	170,004

Gross profit	179,674	153,437

Operating expenses:
Sales and marketing	82,428	77,338
Research and development	50,530	48,419
General and administrative	26,268	22,466
Amortization of intangibles	25,778	10,228
In-process research and development	—	1,700
Restructuring charges	736	2,221

Total operating expenses	185,740	162,372

Operating loss	(6,066)	(8,935)

Gain (loss) on investments, net	23	(582)
Interest (expense) income, net	(2,879)	11,265
Other income, net	10,568	9,637

Income from operations before income taxes and minority interest of consolidated joint venture	1,646	11,385

Income tax provision	(9,486)	(1,374)
Minority interest of Huawei in the income of consolidated joint venture (1)	—	(14,790)

Net loss	$(7,840)	$(4,779)

Basic and diluted loss per share	$(0.02)	$(0.01)

Shares used in computing basic and diluted per share amounts	400,142	394,351

(1)	Represents Huawei’s 49% interest in the H3C joint venture for the period of minority interest that ended with 3Com’s acquisition of the remaining 49% interest on March 29, 2007.

3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	February 29,	June 1,
	2008	2007
ASSETS
Current assets:
Cash and equivalents	$466,030	$559,217
Notes receivable	106,595	77,368
Accounts receivable, net	142,309	102,952
Inventories, net	93,668	107,988
Other current assets	46,601	50,157

Total current assets	855,203	897,682

Property & equipment, net	56,766	76,460
Goodwill	767,274	766,444
Intangibles, net	300,307	371,289
Deposits and other assets	26,757	39,217

Total assets	$2,006,307	$2,151,092

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$104,489	$110,430
Current portion of long-term debt	48,000	94,000
Accrued liabilities and other	414,511	435,638

Total current liabilities	567,000	640,068

Deferred taxes and long-term obligations	16,839	23,725
Long-term debt	288,000	336,000
Stockholders’ equity	1,134,468	1,151,299

Total liabilities and stockholders’ equity	$2,006,307	$2,151,092

3Com Corporation
Reconciliation of Non-GAAP Measures
(in thousands, margin and except per-share data)
(unaudited)
TABLE C

	Three Months Ended
	February 29,	March 2,
	2008	2007
GAAP operating loss	$(6,066)	$(8,935)
Restructuring	736	2,221
Amortization of intangible assets	25,778	10,228
In-process research and development [a]	—	1,700
Impacts to cost of sales from purchase accounting adjustments to inventory [b]	57	—
Stock-based compensation expense [c]	5,544	4,896
Acquiree expensed acquisition costs [d]	2,988	—

Non-GAAP operating income	$29,037	$10,110

GAAP net loss	$(7,840)	$(4,779)
Restructuring	736	2,221
Amortization of intangible assets	25,778	10,228
In-process research and development [a]	—	1,700
Impacts to cost of sales from purchase accounting adjustments to inventory [b]	57	—
Stock-based compensation expense [c]	5,544	4,896
Huawei’s 49% minority interest in H3C’s amortization as shown above	—	(3,219)
Acquiree expensed acquisition costs [d]	2,988	—
Gain on sales of assets [e]	(1,225)	—
Loss on insurance settlement [f]	2,066	—
Charge related to change in tax status [g]	6,056	—

Non-GAAP net income	$34,160	$11,047

GAAP net loss per share	$(0.02)	$(0.01)
Restructuring	0.00	0.01
Amortization of intangible assets	0.06	0.03
In-process research and development [a]	—	0.00
Impacts to cost of sales from purchase accounting adjustments to inventory [b]	0.00	—
Stock-based compensation expense [c]	0.01	0.01
Huawei’s 49% minority interest in H3C’s amortization as shown above	—	(0.01)
Acquiree expensed acquisition costs [d]	0.01	—
Gain on sales of assets [e]	(0.00)	—
Gain on insurance settlement [f]	0.01	—
Charge related to change in tax status [g]	0.01	—

Non-GAAP net income per share, diluted	$0.08	$0.03

Shares used in computing diluted per share amounts	404,502	400,146

GAAP net loss margin	-2.3%	-1.5%
Restructuring	0.2%	0.7%
Amortization of intangible assets	7.7%	3.2%
In-process research and development [a]	0.0%	0.5%
Impacts to cost of sales from purchase accounting adjustments to inventory [b]	0.0%	0.0%
Stock-based compensation expense [c]	1.6%	1.5%
Huawei’s 49% minority interest in H3C’s amortization as shown above	0.0%	-1.0%
Acquiree expensed acquisition costs [d]	0.9%	0.0%
Gain on sales of assets [e]	-0.4%	0.0%
Loss on insurance settlement [f]	0.6%	0.0%
Charge related to change in tax status [g]	1.8%	0.0%

Non-GAAP net income margin	10.1%	3.4%

[a]	In-process research and development from our acquisition of Roving Planet.

[b]	Results from our 49% H3C acquisition transaction.

[c]	Stock-based compensation expense is included in the following cost and expense categories by period:

	Three Months Ended
	February 29,	March 2,
	2008	2007
Cost of sales	496	418
Sales and marketing	1,753	1,553
Research and development	1,100	1,060
General and administrative	2,195	1,865

[d]	These expenses relate to the announced acquisition of the Company in September 2007

[e]	The gain relates to a patent sale in Q3 fiscal 2008

[f]	This loss relates to the recording of final costs associated with our Hemel facility.

[g]	This expense relates $6.1 million non-cash deferred tax liability provision

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